UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2012

FluoroPharma Medical, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-151381	20-8325616
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

8 Hillside Avenue, Suite 207
Montclair, NJ	07042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 744-1565

(Former name or former address, if changed since last report)

Copies to:

Marc J. Ross, Esq.

Marcelle S. Balcombe, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2012, FluoroPharma Medical Inc., a Nevada corporation (the “Company”) appointed Tamara Rhein to serve as the Company’s Chief Financial Officer (the “CFO”).  Ms. Rhein has served as the Company’s financial controller since July 2011.

Prior to her position at FluoroPharma, Ms. Rhein was controller for Manhattan Pharmaceuticals, from 2008 until 2011, where she was responsible for a wide range of activities including financial statement preparation, footnote disclosures for SEC filings, stock option accounting and quarterly and year-end audits.  From 2005 until 2008, Ms. Rhein was with Vyteris, where her primary role was to manage the SEC accounting and reporting department. Before joining Vyteris, from 1998 to 2003, Ms. Rhein was Vice President of New Business at Credit Suisse First Boston, where she provided comprehensive research and analysis to guide Senior Management on certain projects and complex business transactions.  Prior to its merger with Credit Suisse First Boston, Ms. Rhein was a Vice President of External Reporting at Donaldson, Lufkin & Jenrette, where she prepared and reviewed SEC filings for both Donaldson, Lufkin & Jenrette and Donaldson, Lufkin & Jenrette direct.  She began her financial career in 1995 at the accounting firm of Deloitte & Touche.  Ms. Rhein received a bachelor's of science degree in accounting from California State University at Northridge and is also a certified public accountant.

Concurrent with the appointment the Company entered into an employment agreement (the “Employment Agreement”) with Ms. Rhein.  The agreement is for an initial one year term that shall automatically renew for successive one year increments unless otherwise terminated.  Under the agreement, Ms. Rhein will receive a base salary at an annual rate of $100,000, and is entitled to an annual bonus as determined by the board of directors or compensation committee.  Ms. Rhein is also eligible for grants of awards under the Company’s 2011 Incentive Plan as the compensation committee may determine from time to time.

Upon termination of Ms. Rhein’s employment prior to expiration of her employment period without cause Ms. Rhein shall be entitled to receive (i) all unpaid but due base salary, unpaid bonus and unused vacation days, (ii) benefits received immediately prior to termination for an additional period of three months following termination, (iii) reimbursement of expenses, and (iv) base salary immediately prior to termination for an addition period of three months following termination.

The employment agreement contains standard non-competition, non-solicitation, and confidentiality clauses.

Item 9.01 Financial Statements and Exhibits.

Exhibit

Description

10.1

Employment Agreement effective as of August 22, 2012 between the Company and Tamara Rhein

99.1

Press Release issued August 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August  22, 2012

FluoroPharma Medical, Inc.
/s/ Johan M. (Thijs) Spoor
By: Johan M. (Thijs) Spoor Title: CEO, President and CFO